MICHAEL T. STUDER CPA, P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516)378-1000
Fax: (516)546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
VoiceServe, Inc.

I consent to the use in Form SB-2 of my report dated March 28, 2007 (except as to note 4, which is as of May 4, 2007) included therein relating to the financial statements of VoiceServe, Inc. for the year ended December 31, 2006. I also consent to the reference to the firm under the heading “Interests of Named Experts and Counsel” in this registration statement.

 /s/ Michael T. Studer, CPA P.C.
                            Michael T. Studer CPA P.C.
Freeport, New York
May 4, 2007